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FORM 8-K

                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934
                                --------


Date of Report (Date of earliest event reported): February 12, 2001


                         MEDINEX SYSTEMS, INC.
           (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                  000-26337
(State or Other Jurisdiction   -----------------       82-0514605
of Incorporation or           (Commission File       (I.R.S. Employer)
Organization)                    Number)          Identification Number)


                       806 WEST CLEARWATER LOOP, SUITE N
                                 POST FALLS, ID          83854
              (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: (208) 777-4203


              ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On February 12, 2001, the Board of Directors approved the recommendation by the Audit Committee of the Board of Directors to (i) engage Williams and Webster, P.S. as the independent accountants for Medinex Systems, Inc. formerly known as Netivation.com, Inc. ("Medinex") and (ii)dismiss Arthur Andersen LLP as such independent accountants.

During the two fiscal years ended December 31, 2000 and the subsequent interim period through February 12,2001, (i) there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) Arthur Andersen LLP has not advised the registrant of any reportable events as defined in paragraphs (A) through (E) of Regulation S-B Item 304 (a)(1)(iv), except as noted below.

On September 12, 2000, Arthur Andersen LLP notified the Audit Committee and the Board of Directors of Medinex Systems, Inc. of a material weakness in the internal control structure of the Company. The Audit Committee and Board of Directors immediately reviewed the internal control matters and recommendations from Arthur Andersen LLP, discussed an appropriate plan of action, and provided the necessary improvements to resolve the internal control deficiencies to the satisfaction of Arthur Andersen LLP.
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Medinex Systems, Inc. has authorized Arthur Andersen LLP to respond fully to the inquiries of Williams and Webster, P.S. concerning these internal control matters.

The accountants' report of Arthur Andersen LLP on the consolidated financial statements of Medinex and subsidiaries as of and for the years ended December 31, 1999 and December 31, 1998 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Arthur Andersen LLP is attached as Exhibit 16.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

            A.   Exhibits:

                 Exhibit 16.  Letter re change in certifying
accountants.

                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

         Dated as of February 16, 2001.

                              MEDINEX SYSTEMS, INC.

                              By  /s/ Anthony J. Paquin
                         ----------------------------------------------
                         Anthony J. Paquin
                         President and Chief Executive officer

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